UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: March 25, 2005
Date of earliest event reported: March 21, 2005

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)	On March 21, 2005, the shareholders of Calavo Growers, Inc. (the “Company”) voted for the approval of the 2005 Stock Incentive Plan of Calavo Growers, Inc. (the “2005 Plan”). The 2005 Plan authorizes the granting of the following types of awards to persons who are employees, officers, consultants, advisors, or directors of Calavo Growers, Inc. or any of its affiliates:

•	“Incentive stock options” that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;

•	“Non-qualified stock options” that are not intended to be incentive stock options; and

•	Shares of common stock that are subject to specified restrictions. Subject to the adjustment provisions of the 2005 Plan that are applicable in the event of a stock dividend, stock split, reverse stock split or similar transaction, up to 2,500,000 shares of common stock may be issued under the 2005 Plan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On March 21, 2005, Donald M. Sanders tendered his resignation as a director in order to bring the Company into compliance with a listing-qualification notice received last month from the Nasdaq National Market (“Nasdaq”) that requires a majority of the Company’s board to be comprised of independent directors. Based on the recent ruling from Nasdaq, in conjunction with Mr. Sanders resignation, the Company now believes that five of its remaining nine directors are independent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 25, 2005	Calavo Growers, Inc.
	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)